NEWS RELEASE	For Immediate Release Contact: Joe Fazzino 860-263-4725 joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

 For the Second Quarter of 2012

-	Operating Income, as Adjusted, and Related Margin Increase to $19.2 Million and 38 Percent from $10.3 Million and 28 Percent in Second Quarter of 2011; Operating Income of $14.3 Million, up from $3.5 Million

-	Net Income of $8.4 Million or $1.04 per Fully Diluted Common Share, up from $3.2 Million or $0.30 per Diluted Share in Second Quarter of 2011

-	Total Sales of $3.2 Billion Increase 20 Percent from Second Quarter of 2011

-	Long-Term Open-End Mutual Fund Sales Increase 13 Percent to $2.8 Billion from $2.4 Billion in Second Quarter of 2011; Net Flows of $1.4 Billion Represent 28 Percent Annualized Organic Growth Rate

Hartford, CT, July 31, 2012 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported that operating income, as adjusted, for the second quarter of 2012 increased by 85 percent from the second quarter of 2011, and 20 percent from the first quarter of 2012. The company had positive net flows for the 13th consecutive quarter, and its long-term open-end mutual funds had an annualized organic growth rate of 28 percent.

Operating income, as adjusted, was $19.2 million for the quarter ended June 30, 2012, an increase from $10.3 million in the second quarter of 2011 and $16.0 million in the first quarter of this year. Operating margin, as adjusted, was 38 percent, compared with 28 percent in the second quarter of 2011 and 34 percent in the first quarter of this year.

Operating income for the second quarter was $14.3 million, compared with $3.5 million in the second quarter of 2011 and $8.0 million on a sequential basis. Net income for the quarter was $8.4 million, an increase of 162 percent from $3.2 million in the second quarter of 2011, and up 54 percent from $5.5 million in the first quarter. Net income per diluted share increased to $1.04 from $0.30 in the second quarter of 2011, and by 53 percent from $0.68 in the first quarter of this year.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2

Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items. These measures are further described and reconciled to GAAP measures at the end of the release.

Assets under management were $38.8 billion at June 30, 2012, an increase of 17 percent from June 30, 2011 and 2 percent from March 31, 2012. Long-term assets under management, which exclude cash management products, were $37.0 billion at the end of the second quarter, an increase of 21 percent from June 30, 2011 and 2 percent from March 31, 2012.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other cash and non-cash items.

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	Change	3/31/2012	Change	6/30/2012	6/30/2011	Change
Ending Assets Under Management (in billions)	$38.8	$33.3	17%	$38.0	2%	$38.8	$33.3	17%
Average Assets Under Management (in billions)	$38.2	$32.8	16%	$36.3	5%	$37.2	$31.8	17%

Gross Sales (in millions)	$3,174.9	$2,645.4	20%	$3,515.1	(10)%	$6,690.0	$5,255.2	27%
Net Flows (in millions)	$1,392.9	$1,460.2	(5)%	$1,876.7	(26)%	$3,269.6	$2,804.1	17%

Revenue	$66,818	$48,902	37%	$62,398	7%	$129,216	$93,023	39%
Revenue, as adjusted (1)	$51,022	$37,555	36%	$47,411	8%	$98,433	$70,599	39%

Operating expenses	$52,565	$45,443	16%	$54,445	(3)%	$107,010	$85,121	26%
Operating expenses, as adjusted (1)	$31,859	$27,208	17%	$31,424	1%	$63,283	$53,286	19%

Operating income	$14,253	$3,459	N/M	$7,953	79%	$22,206	$7,902	181%
Operating income, as adjusted (1)	$19,163	$10,347	85%	$15,987	20%	$35,150	$17,313	103%

Net income	$8,367	$3,196	162%	$5,450	54%	$13,817	$7,533	83%
Net income attributable to common stockholders	$8,367	$2,043	N/M	$5,386	55%	$13,753	$5,022	174%
Avg. shares outstanding - diluted (in thousands)	8,081	6,887	17%	7,966	1%	8,023	6,898	16%
Net income per diluted share	$1.04	$0.30	N/M	$0.68	53%	$1.71	$0.73	135%

Operating margin	21%	7%		13%		17%	8%
Operating margin, as adjusted (1)	38%	28%		34%		36%	25%

N/M - Not Meaningful

(1)	See “Schedule of Non-GAAP Information” at the end of the release

 Management Commentary

“We maintained strong sales and net flows despite the challenging financial markets,” said George R. Aylward, president and chief executive officer. “Our continued strength in fund sales and flows, and the ongoing benefits of our growth initiatives, resulted in a record level of operating income, as adjusted, and a related margin that increased to 38 percent.”

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3

Long-term open-end mutual fund sales grew 13 percent to $2.8 billion in the quarter from $2.4 billion a year earlier, representing an annualized sales rate of 56%, which is among the highest in the industry. Net flows for long-term open-end mutual funds were $1.4 billion in the quarter, resulting in an annualized organic growth rate of 28 percent that remains among the highest in the mutual fund industry.

Aylward attributed the consistency in the strength of sales, and positive net flows, to the company’s breadth of attractive products and distribution effectiveness. “Sales this quarter were again balanced across well-performing funds in domestic equity, international equity and taxable-fixed income strategies, and the company had positive flows in all three categories. The continued strength and stability of our fund sales and net flows reflects our ability to offer attractive investment options that meet a variety of investor needs across changing market environments.”

Expanding the breadth and diversity of the company’s investment strategies by identifying and introducing new products is an important element of the company’s strategy, Aylward noted. “We have always been focused on providing a diversified range of differentiated strategies, and we continuously evaluate opportunities to expand our product by leveraging existing capabilities and partnering with select subadvisers,” he said. In the past two years, Virtus has introduced five open-end mutual funds and added three closed-end funds that, combined, represented $5.1 billion of assets under management at June 30. In the second quarter, the company announced the registration of an additional five open-end mutual funds that are expected to be available to investors later this year.

“As a key element of our growth strategy, the introduction of new products and capabilities has been an important factor in our sustained sales and asset growth, and as the company has grown, our opportunities to develop new products and partner with other managers have expanded as well,” Aylward said. “We will continue to introduce new products from investment managers, and that will help us maintain a product set that is attractive for our clients.”

Asset Flows and Assets Under Management

Assets under management increased from the prior periods as a result of continued strong sales and positive net flows from long-term mutual funds, offsetting market depreciation and the early liquidation of a structured product in the second quarter.

▪	Sales of all investment products increased 20 percent to $3.2 billion in the second quarter from $2.6 billion in the second quarter of 2011; sales were $3.5 billion in the first quarter, which included a net raise of $205 million from the launch of a closed-end fund. Positive net flows of $1.4 billion in the second quarter, which exclude the $0.4 billion liquidation of a structured product, compare with $1.5 billion in the prior year quarter and $1.9 billion in the prior quarter.

▪	Long-term open-end mutual fund sales of $2.8 billion in the second quarter, with an annualized sales rate of 56 percent, increased 13 percent from $2.4 billion in the second quarter of 2011. Sales continue to be balanced among investment strategies, with 31 percent of fund sales in domestic equity strategies, 38 percent in international equity strategies, and 31 percent in taxable fixed income strategies.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

▪	Positive net flows for long-term open-end mutual funds were $1.4 billion in the second quarter, compared with $1.6 billion in the second quarter of 2011 and $1.7 billion in the prior quarter. The annualized organic growth rate for long-term open-end funds remained at the high end of industry averages at 28 percent, compared with 48 percent in the second quarter of 2011 and 40 percent in the first quarter. Organic growth is defined as annualized net flows divided by beginning assets under management.

▪	Separately managed account sales of $342 million in the second quarter increased 125 percent from $152.1 million in the second quarter of 2011, driven by higher sales in small-cap strategies in both intermediary platforms and direct to high-net-worth clients. Net inflows totaled $110.4 million in the quarter, compared with net outflows of $21.7 million in the second quarter of 2011 and net inflows of $55.7 million in the first quarter of 2012.

▪	Assets under management were $38.8 billion at June 30, 2012, an increase of 17 percent from $33.3 billion at June 30, 2011 and an increase of 2 percent from $38.0 billion at March 31, 2012. The sequential increase was a result of positive net flows that offset market depreciation of $0.2 billion and an early liquidation of a $0.4 billion structured product. As of June 30, 2012, the company has four remaining structured products with $0.7 billion of assets under management that are included in Institutional Products. Long-term assets under management, which exclude cash management products, were $37.0 billion, an increase of 21 percent from $30.5 billion at June 30, 2011, and 2 percent from $36.2 billion at March 31, 2012.

▪	Average long-term assets under management, which correspond to the company’s fee-earning asset levels, were $36.4 billion for the second quarter, up 23 percent from the second quarter of 2011 and 6 percent from $34.2 billion in the first quarter.

Revenue

Higher revenue resulted from the growth of assets under management from continued positive net flows, the addition of three closed-end funds, and the June 2011 internalization of the Newfleet Multi-Sector Strategies team.

▪	The company recorded revenue of $66.8 million in the second quarter, an increase of 37 percent from $48.9 million in the second quarter of 2011 and 7 percent from $62.4 million in the first quarter. The increase in revenue from the second quarter of 2011 included a 43 percent increase in investment management fees and a 28 percent increase in mutual fund distribution, administration and transfer agent fees.

▪	Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, increased by 36 percent to $51.0 million from $37.6 million in the second quarter of 2011, and by 8 percent from $47.4 million in the first quarter of 2012. The increase from the prior-year period reflects the addition of the Newfleet team, sustained positive net flows, and market appreciation. The sequential increase is primarily related to higher mutual fund assets.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5

▪	Investment management fees increased to $44.9 million from $31.5 million in the quarter ended June 30, 2011, as a result of higher average long-term assets, the continued increase in the relative percentage of higher-fee equity products, and the addition of the Newfleet Multi-Sector team. The increase from $41.8 million in the prior quarter is primarily related to higher average mutual fund and separately managed account assets. The second quarter also includes a full quarter of management fees for the Virtus Global Multi-Sector Income Fund (VGI), a closed end fund that was launched February 24, 2012.

▪	Administration and transfer agent fees increased 38 percent to $8.0 million from $5.8 million in the second quarter of 2011 and by 8 percent from $7.4 million in the first quarter as a result of higher average long-term open-end fund assets from continued strong net flows, and higher closed-end fund assets.

Expenses

Operating expenses increased from the prior-year period primarily related to the addition of the Newfleet Multi-Sector team in the second quarter of 2011 and the variable costs related to higher assets under management.

▪	Total operating expenses were $52.6 million in the second quarter, compared with $45.4 million in the second quarter of 2011 and $54.4 million in the first quarter. The increase from the prior year period primarily reflects the addition of the Newfleet Multi-Sector team as well as the higher variable compensation due to increased profitability. The current quarter also included $0.8 million of restructuring and severance expenses, compared with $0.6 million in the prior year and none in the prior quarter. Annualized employment savings related to this quarter’s severance expenses are estimated to be $0.6 million. Expenses in the second quarter were lower than in the first quarter of 2012, which had costs related to the launch of a closed-end fund and higher payroll tax expenses.

▪	Operating expenses, as adjusted, which is a non-GAAP measure that excludes distribution and administration expenses and certain non-cash and cash charges, were $31.9 million, compared with $27.2 million in the second quarter of 2011 and $31.4 million in the first quarter of 2012. The change from the prior year was primarily a result of additional operating expenses for the Newfleet Multi-Sector team.

▪	Employment expenses of $25.5 million in the second quarter compared with $23.1 million in the second quarter of 2011 and $26.3 million in the first quarter of 2012. The increase from the prior-year quarter is primarily related to the addition of the Newfleet Multi-Sector team and increased variable compensation due to increased profitability. The first quarter included higher expenses related to the VGI launch and $1.7 million of payroll taxes for the annual payment of variable incentive compensation.

▪	Distribution and administration expenses of $15.8 million compare with $12.4 million in the prior-year period and $18.9 million in the first quarter. Compared with the prior year, the expenses reflect higher average long-term mutual fund assets. The first quarter included $3.9 million of up-front expenses related to the launch of the VGI fund.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6

▪	Other operating expenses were $9.0 million in the second quarter, compared with $7.9 million in both of the comparative quarters. The sequential increase includes: $0.5 million for the annual grants to the board of directors; and $0.4 million each for expenses related to increased sales and marketing efforts and professional fees associated with new products and business opportunities.

Investment Performance and Product Introductions

The company’s mutual funds continued to generate strong relative investment performance, with 29 of the 34 funds eligible for rating – representing 96 percent of long-term mutual fund assets – rated with 5, 4 or 3 stars on an overall load-waived basis by Morningstar1. Highly-rated funds were balanced among equity and fixed-income strategies; 22 of 25 equity funds, with 94 percent of equity assets, and seven of nine fixed income funds, with 98 percent of those assets, have either 5, 4 or 3 stars. Twenty-one of the funds have 5 or 4 stars.

In June the company filed registrations with the Securities and Exchange Commission for five new open-end mutual funds to further expand the breadth and diversity of its investment strategies2. The new funds will also add three new unaffiliated subadvisers to the company’s multi-manager platform. The new funds, expected to be introduced later this year, are:

▪	The Virtus Herzfeld Fund, which will be subadvised by Thomas J. Herzfeld Advisors, Inc.;

▪	The Virtus Wealth Masters Fund, subadvised by Horizon Asset Management;

▪	The Virtus Emerging Markets Equity Income Fund, which will be subadvised by Kleinwort Benson Investors International, Ltd.;

▪	The Virtus Emerging Markets Debt Fund, managed by the Multi-Sector Fixed Income Strategies team at Newfleet Asset Management; and

▪	The Virtus International Small-Cap Fund, managed by another Virtus affiliate, Kayne Anderson Rudnick.

Balance Sheet, Liquidity and Capital Resources

Working capital increased to $64.4 million at June 30, 2012 from $47.4 million at the end of the prior-year quarter and from $55.8 million at March 31, 2012 as the capital generation of the business was partially offset by payments made this quarter to satisfy tax withholding in connection with the vesting of stock grants.

Cash and cash equivalents ended the second quarter at $48.7 million, an increase of 48 percent from $32.8 million at March 31, 2012. In the second quarter, the company used $9.2 million to effect the net settlement of RSU grants related to the initial equity grants that were issued in April 2009. This was in addition to the $2.0 million the company used in the first quarter. The company has used $11.2 million year to date to effectively “repurchase” 139,790 shares or approximately 1.8 percent of basic common shares outstanding.

In the second quarter the company reported income tax expense of $5.6 million, at an effective tax rate of 40 percent, that reflects the expected utilization of deferred tax assets. The company had $114.6 million of total net deferred tax assets remaining at June 30, 2012, compared with $120.2 million at March 31, 2012.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7

Balance Sheet Highlights (Unaudited)

(Dollars in thousands)

	As of			As of
	6/30/2012	6/30/2011	Change	3/31/2012	Change
Cash and cash equivalents	$48,685	$36,635	33%	$32,821	48%
Marketable securities	$15,389	$15,350	0%	$16,286	(6)%
Total deferred taxes, net (1)	$114,614	$-	N/M	$120,227	(5)%
Long-term debt	$15,000	$15,000	-	$15,000	-
Convertible preferred stock	$-	$35,921	N/M	$-	0%
Stockholders' equity	$226,363	$52,717	N/M	$224,457	1%

Working capital (2)	$64,447	$47,374	36%	$55,750	16%

(1)	Includes both current and long-term.
(2)	Working capital is defined as current assets less current liabilities.

N/M - Not Meaningful

Conference Call

Virtus Investment Partners management will host an investor conference call on Wednesday, August 1, at 11 a.m. Eastern to discuss these financial results and related matters. The webcast of the call will be available live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-783-2140 if calling from within the U.S. or 857-350-1599 if calling from outside the U.S. (Passcode: 88930898). A replay of the call will be available through August 24 in the Investor Relations section of www.virtus.com or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Passcode: 97415799). The presentation that will be reviewed as part of the conference call will be available in the Investor Relations section of the company’s Web site.

About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, LLC, a subsidiary of Virtus Investment Partners and member, FINRA. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statement of Operations

 (Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	Change	3/31/2012	Change	6/30/2012	6/30/2011	Change
Revenues
Investment management fees	$44,878	$31,481	43%	$41,847	7%	$86,725	$60,312	44%
Distribution and service fees	13,587	11,122	22%	12,721	7%	26,308	20,860	26%
Administration and transfer agent fees	8,023	5,817	38%	7,402	8%	15,425	10,990	40%
Other income and fees	330	482	(32)%	428	(23)%	758	861	(12)%
Total revenues	66,818	48,902	37%	62,398	7%	129,216	93,023	39%

Operating Expenses
Employment expenses	25,507	23,050	11%	26,318	(3)%	51,825	42,619	22%
Distribution and administration expenses	15,796	12,367	28%	18,923	(17)%	34,719	23,444	48%
Other operating expenses	9,035	7,936	14%	7,893	14%	16,928	15,286	11%
Restructuring and severance	794	594	34%	-	N/M	794	741	7%
Depreciation and other amortization	436	485	(10)%	323	35%	759	974	(22)%
Intangible asset amortization	997	1,011	(1)%	988	1%	1,985	2,057	(4)%
Total operating expenses	52,565	45,443	16%	54,445	(3)%	107,010	85,121	26%

Operating Income	14,253	3,459	N/M	7,953	79%	22,206	7,902	181%

Other Income (Expense)
Realized and unrealized gains (loss) on trading securities	(214)	278	N/M	1,224	N/M	1,010	839	20%
Other income (expense) income	-	3	N/M	-	0%	-	(212)	N/M
Total other income (expense), net	(214)	281	N/M	1,224	N/M	1,010	627	61%

Interest Income (Expense)
Interest expense	(274)	(192)	(43)%	(201)	(36)%	(475)	(403)	(18)%
Interest & dividend income	171	65	163%	106	61%	277	111	150%
Total interest expense, net	(103)	(127)	19%	(95)	(8)%	(198)	(292)	32%
Income Before Income Taxes	13,936	3,613	N/M	9,082	53%	23,018	8,237	179%
Income tax expense	5,569	417	N/M	3,632	53%	9,201	704	N/M
Net Income	8,367	3,196	162%	5,450	54%	13,817	7,533	83%
Preferred stockholder dividends	-	(704)	N/M	-	0%	-	(1,408)	N/M
Allocation of earnings to preferred stockholders	-	(449)	N/M	(64)	N/M	(64)	(1,103)	94%
Net Income Attributable to Common Stockholders	$8,367	$2,043	N/M	$5,386	55%	$13,753	$5,022	174%
Earnings Per Share - Basic	$1.08	$0.33	N/M	$0.72	49%	$1.81	$0.81	124%
Earnings Per Share - Diluted	$1.04	$0.30	N/M	$0.68	53%	$1.71	$0.73	135%
Weighted Average Shares Outstanding - Basic (in thousands)	7,763	6,238		7,468		7,615	6,238
Weighted Average Shares Outstanding - Diluted (in thousands)	8,081	6,887		7,966		8,023	6,898

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
By product (period end):
Mutual Funds - Long-Term Open-End	$21,126.1	$19,955.1	$16,896.6	$14,952.0	$15,471.7
Mutual Funds - Closed-End	6,051.6	5,992.3	5,675.6	5,318.7	4,545.1
Mutual Funds - Money Market	1,818.7	1,803.4	2,294.8	2,407.8	2,122.6
Variable Insurance Funds	1,295.9	1,395.8	1,308.6	1,244.7	1,511.6
Separately Managed Accounts	4,367.7	4,304.6	3,933.8	3,692.0	4,091.0
Institutional Products (1)	4,178.9	4,590.7	4,478.2	5,457.5	5,582.3
Total	$38,838.9	$38,041.9	$34,587.6	$33,072.7	$33,324.3
By product (average) (2)
Mutual Funds - Long-Term Open-End	$20,360.1	$18,634.8	$16,192.4	$15,631.0	$14,662.5
Mutual Funds - Closed-End	5,924.8	5,763.0	5,454.7	5,004.7	4,507.7
Mutual Funds - Money Market	1,787.0	1,997.6	2,320.8	2,443.7	2,522.2
Variable Insurance Funds	1,316.1	1,367.6	1,312.4	1,394.2	1,531.0
Separately Managed Accounts (3)	4,304.6	3,933.8	3,692.0	4,091.0	4,005.1
Institutional Products (1) (3)	4,510.9	4,591.5	5,195.3	5,741.6	5,577.4
Total	$38,203.5	$36,288.3	$34,167.6	$34,306.2	$32,805.9
By asset class (period end):
Equity	$22,296.8	$21,940.9	$18,978.5	$16,763.3	$17,493.5
Fixed Income	14,680.1	14,249.2	13,187.9	13,129.1	13,028.9
Cash	1,862.0	1,851.8	2,421.2	3,180.3	2,801.9
Total	$38,838.9	$38,041.9	$34,587.6	$33,072.7	$33,324.3

Assets Under Management - Average Net Management Fees Earned (4)

(In basis points)

	Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Mutual Funds - Long-Term Open-End (5)	50.4	50.4	50.0	49.4	41.6
Mutual Funds - Closed-End (5)	59.4	57.6	56.1	55.7	52.5
Mutual Funds - Money Market	4.6	3.3	2.2	2.6	4.0
Variable Insurance Funds (5)	45.4	48.2	47.2	44.3	39.0
Separately Managed Accounts (3)	51.3	51.5	47.7	50.3	48.5
Institutional Products (1) (3)	30.7	30.0	26.6	25.3	27.1
All Products	47.2	46.4	43.8	42.9	38.5

(1)	Includes structured products.
(2)	Averages are calculated as follows:
-	Mutual Funds and Variable Insurance Funds (VIF) - average daily or weekly balances
-	Separately Managed Accounts - prior quarter ending balance (on which the current quarter's fees are earned)
-	Institutional Products - average of month-end balances in quarter
(3)	Excluding cash management products, Separately Managed Accounts and Institutional Products ending assets under management, average assets under management and average net fees earned were:

	Three Months Ended
	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011
Separately Managed Accts-Ending Assets	$4,325.7	$4,263.6	$3,882.7	$3,648.6	$4,035.9
Separately Managed Accts-Avg. Assets	$4,263.6	$3,882.7	$3,648.6	$4,036.0	$3,943.5
Separately Managed Accts-Avg. Fees	51.6	51.9	48.1	50.8	49.0
Institutional Products-Ending Assets	$4,178.9	$4,583.3	$4,402.9	$4,728.4	$4,958.1
Institutional Products-Avg. Assets	$4,506.5	$4,540.6	$4,651.7	$4,912.3	$4,919.4
Institutional Products-Avg. Fees	30.7	30.1	28.7	28.9	30.0

(4)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (2)
(5)	Average fees earned for Mutual Funds and VIF are net of fees paid to unaffiliated subadvisors, fund expense reimbursements and advisory fee waivers

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended					Six Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011

Mutual Funds - Long-Term Open-End
Beginning balance	$19,955.1	$16,896.6	$14,952.0	$15,471.7	$13,590.9	$16,896.6	$11,801.2
Inflows	2,754.0	2,888.7	2,363.5	2,427.0	2,443.4	5,642.7	4,687.9
Outflows	(1,363.1)	(1,203.0)	(1,276.3)	(1,418.8)	(805.8)	(2,566.1)	(1,728.9)
Net flows	1,390.9	1,685.7	1,087.2	1,008.2	1,637.6	3,076.6	2,959.0
Market appreciation (depreciation)	(253.3)	1,408.3	914.2	(1,496.8)	285.0	1,155.0	763.7
Other (1)	33.4	(35.5)	(56.8)	(31.1)	(41.8)	(2.1)	(52.2)
Ending balance	$21,126.1	$19,955.1	$16,896.6	$14,952.0	$15,471.7	$21,126.1	$15,471.7

Mutual Funds - Closed-End
Beginning balance	$5,992.3	$5,675.6	$5,318.7	$4,545.1	$4,508.8	$5,675.6	$4,321.2
Inflows	9.6	205.4	-	719.1	-	215.0	98.0
Outflows	-	-	-	-	-	-	-
Net flows	9.6	205.4	-	719.1	-	215.0	98.0
Market appreciation (depreciation)	135.7	89.2	341.6	(113.8)	116.8	224.9	286.7
Other (1)	(86.0)	22.1	15.3	168.3	(80.5)	(63.9)	(160.8)
Ending balance	$6,051.6	$5,992.3	$5,675.6	$5,318.7	$4,545.1	$6,051.6	$4,545.1

Mutual Funds - Money Market
Beginning balance	$1,803.4	$2,294.8	$2,407.8	$2,122.6	$2,614.6	$2,294.8	$2,915.5
Other (1)	15.3	(491.4)	(113.0)	285.2	(492.0)	(476.1)	(792.9)
Ending balance	$1,818.7	$1,803.4	$2,294.8	$2,407.8	$2,122.6	$1,818.7	$2,122.6

Variable Insurance Funds
Beginning balance	$1,395.8	$1,308.6	$1,244.7	$1,511.6	$1,553.3	$1,308.6	$1,538.5
Inflows	8.3	10.7	6.3	7.6	5.5	19.0	11.9
Outflows	(60.6)	(64.5)	(59.6)	(62.7)	(70.0)	(125.1)	(145.5)
Net flows	(52.3)	(53.8)	(53.3)	(55.1)	(64.5)	(106.1)	(133.6)
Market appreciation (depreciation)	(47.6)	141.0	117.2	(211.8)	22.8	93.4	105.7
Other (1)	-	-	-	-	-	-	1.0
Ending balance	$1,295.9	$1,395.8	$1,308.6	$1,244.7	$1,511.6	$1,295.9	$1,511.6

Separately Managed Accounts
Beginning balance	$4,304.6	$3,933.8	$3,692.0	$4,091.0	$4,005.1	$3,933.8	$3,833.0
Inflows	342.0	308.0	225.2	144.2	152.1	650.0	364.1
Outflows	(231.6)	(252.3)	(262.8)	(144.8)	(173.8)	(483.9)	(371.9)
Net flows	110.4	55.7	(37.6)	(0.6)	(21.7)	166.1	(7.8)
Market appreciation (depreciation)	(42.3)	399.0	272.5	(412.8)	115.8	356.7	337.3
Other (1)	(5.0)	(83.9)	6.9	14.4	(8.2)	(88.9)	(71.5)
Ending balance	$4,367.7	$4,304.6	$3,933.8	$3,692.0	$4,091.0	$4,367.7	$4,091.0

Institutional Products (2)
Beginning balance	$4,590.7	$4,478.2	$5,457.5	$5,582.3	$5,639.2	$4,478.2	$5,063.9
Inflows	61.0	102.3	34.2	41.5	44.4	163.3	93.3
Outflows	(126.7)	(118.6)	(240.2)	(99.3)	(135.6)	(245.3)	(204.8)
Net flows	(65.7)	(16.3)	(206.0)	(57.8)	(91.2)	(82.0)	(111.5)
Market appreciation (depreciation)	9.7	117.4	164.3	(90.0)	61.3	127.1	166.0
Other (1)	(355.8)	11.4	(937.6)	23.0	(27.0)	(344.4)	463.9
Ending balance	$4,178.9	$4,590.7	$4,478.2	$5,457.5	$5,582.3	$4,178.9	$5,582.3

Total
Beginning balance	$38,041.9	$34,587.6	$33,072.7	$33,324.3	$31,911.9	$34,587.6	$29,473.3
Inflows	3,174.9	3,515.1	2,629.2	3,339.4	2,645.4	6,690.0	5,255.2
Outflows	(1,782.0)	(1,638.4)	(1,838.9)	(1,725.6)	(1,185.2)	(3,420.4)	(2,451.1)
Net flows	1,392.9	1,876.7	790.3	1,613.8	1,460.2	3,269.6	2,804.1
Market appreciation (depreciation)	(197.8)	2,154.9	1,809.8	(2,325.2)	601.7	1,957.1	1,659.4
Other (1)	(398.1)	(577.3)	(1,085.2)	459.8	(649.5)	(975.4)	(612.5)
Ending balance	$38,838.9	$38,041.9	$34,587.6	$33,072.7	$33,324.3	$38,838.9	$33,324.3

(1)	Comprised of open-end and closed-end mutual fund distributions, net flows of cash management strategies, net flows and market appreciation (depreciation) on structured products, and net flows from non-sales related activities such as asset acquisitions/ (dispositions) and the impact of leverage on AUM. For periods prior to March 31, 2012, closed-end mutual fund dividends distributed were previously included in market appreciation (depreciation) and have been reclassified to "Other" to conform with the current period classification.
(2)	Institutional Products consists of Institutional Accounts and Structured Products. Prior periods presented include separate rollforwards for Institutional Accounts and Structured Products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company's ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company's financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended			Six Months Ended
	Jun 30, 2012	Jun 30, 2011	Mar 31, 2012	Jun 30, 2012	Jun 30, 2011

Revenues, GAAP basis	$66,818	$48,902	$62,398	$129,216	$93,023
Less:
Distribution and administration expenses	15,796	12,367	14,987	30,783	23,444
Newfleet transition related subadvisory fees (1)	-	(1,020)	-	-	(1,020)
Revenues, as adjusted (2)	$51,022	$37,555	$47,411	$98,433	$70,599
Operating Expenses, GAAP basis	$52,565	$45,443	$54,445	$107,010	$85,121
Less:
Distribution and administration expenses	15,796	12,367	14,987	30,783	23,444
Depreciation and amortization	1,433	1,496	1,311	2,744	3,031
Stock-based compensation (3)	1,860	1,587	1,333	3,193	2,428
Restructuring and severance charges	794	594	-	794	741
Newfleet transition related operating expenses (4)	823	2,191	925	1,748	2,191
Closed-end fund launch costs (5)	-	-	4,465	4,465	-
Operating Expenses, as adjusted (6)	$31,859	$27,208	$31,424	$63,283	$53,286
Operating Income, as adjusted (7)	$19,163	$10,347	$15,987	$35,150	$17,313
Operating margin, GAAP basis	21%	7%	13%	17%	8%
Operating margin, as adjusted (7)	38%	28%	34%	36%	25%

(1)	Reflects 30 days of fees payable under the termination provisions of the subadvisory agreement with a former unaffiliated subadvisor of the Multi-Sector assets. These subadvisory fees ended effective July 2, 2011. The company records its management fees net of fees paid to unaffiliated subadvisors.
(2)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes Revenues, as adjusted, provides useful information to investors because distribution and administration expenses are costs that are generally passed directly through to external parties. For the three months ended March 31, 2012, Virtus incurred $18.9 million of distribution and administration expenses that included $3.9 million of structuring fees related to the closed-end fund launch. For the purposes of calculating Revenues, as adjusted, for the three months ended March 31, 2012, structuring fees paid to third-party distributors for the closed-end fund launch are excluded as they do not have a related revenue offset.
(3)	For the three months ended June 30, 2012, June 30, 2011 and March 31, 2012, stock-based compensation expense includes $1.8, $1.2 and $1.0 million, respectively, of equity issued under the company's annual incentive and long-term plans, and $0.5, $0.4 and $- million, respectively, related to the annual board of directors grant. For the six months ended June 30, 2012 and June 30, 2011, stock-based compensation expense includes $2.8 and $1.7 million, respectively, of equity issued under the company's annual incentive and long-term plans, and $0.6 and $0.4 million, respectively, related to the annual board of directors grant.
(4)	For the three months ended June 30, 2012, June 30, 2011 and March 31, 2012, Newfleet transition-related operating expenses consist of compensation expenses of $0.8 million, $1.8 million and $0.9 million, respectively, incurred in conjunction with the addition of the Newfleet Multi-Sector team, including $0.3 million, $0.1 million and $0.3 million, respectively, of stock-based compensation. For the six months ended June 30, 2012 and June 30, 2011, Newfleet transition-related operating expenses consist of compensation expenses of $1.7 million and $1.8 million, respectively, including $0.6 million and $0.1 million, respectively, of stock-based compensation.
(5)	Closed-end fund launch costs comprise structuring fees of $3.9 million payable to underwriters, sales-based incentive compensation of $0.4 million and unreimbursed offering costs of $0.2 million.
(6)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(7)	Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

1 Additional Information on Virtus Funds rated by Morningstar (with load):

Description	Overall	3 Year	5 Year	10 Year
Number of 5, 4 or 3-star funds	29	28	22	17
Percentage of Assets	96%	95%	95%	95%
Total Funds	34	34	28	22

Additional Information on Virtus Funds rated by Morningstar (without load):

Description	Overall	3 Year	5 Year	10 Year
Number of 5 or 4 star funds	27	25	21	15
Percentage of Assets	92%	88%	94%	91%
Total Funds	34	34	28	22

For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effect of sales charges, loads, and redemption fees), placing more emphasis on downward variation and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar Rating™ for a fund is derived from a weighted average of performance figures associated with its three-, five- and ten- year (if applicable) Morningstar Rating metrics. Ratings are for Class A shares as shown only; other share classes bear different fees and expenses, which affect performance. Load-waived star ratings do not include any front-end sales load and are intended for those investors who have access to such terms (e.g., for plan participants of a defined contribution plan).

©2012 Morningstar, Inc. All rights reserved. The information contained above is (1) proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete, or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Strong ratings are not indicative of positive fund performance. Absolute performance for some funds was negative. For complete investment performance, please visit www.virtus.com.

Data quoted represents past performance. Past performance is no guarantee of future results. Current performance may be lower or higher than the performance data quoted. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money.

2A registration statement relating to the five new funds described herein has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please carefully consider a Fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about the Virtus Mutual Funds, call 1-800-243-4361 or visit www.Virtus.com for a prospectus. Read it carefully before you invest or send money.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA and subsidiary of Virtus Investment Partners, Inc.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of changes and volatility in political, economic or industry conditions, the interest rate environment, or financial and capital markets; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) mutual fund sales in any period may be through a limited number of financial intermediaries, from a limited number of investment strategies, and impacted by relative performance and the breadth and type of investment products we offer; (d) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from under our management; (g) our ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (i) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the competition we face in our business, including competition related to investment products and fees; (k) our ability to develop new products that are attractive to financial advisers and investors; (l) potential adverse regulatory and legal developments; (m) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (n) changes in accounting or regulatory standards or rules, including the impact of proposed rules which may be promulgated relating to Rule 12b-1 fees; (o) the ability to satisfy the financial covenants under existing debt agreements; and (p) certain other risks and uncertainties described in our 2011 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

# # #

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com